EXHIBIT 10.1

May 22, 2014

Michael Halberda

6840 E Avenida De Santiago

Anaheim Hills, CA 92807

Michael.halberda@cymetrix.com

Re:	Agreement and Plan of Merger dated as of May 14, 2014

(the “Merger Agreement”) among Navigant Consulting, Inc.

(“Parent”), Bobcat Acquisition Corporation, Cymetrix Corporation

and the Securityholders of Cymetrix Corporation named therein

Ladies and Gentlemen:

Reference is hereby made to the Merger Agreement. Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement.

Parent and you, as the Securityholder Representative, desire to confirm that the aggregate amount of the Contingent Payment which may be payable pursuant to the Merger Agreement shall not exceed $25,000,000. Accordingly, pursuant to Section 9.7of the Merger Agreement, Section 2.8 (a) (i) of the Merger Agreement is hereby amended to add the following sentence at the end of such Section:

“Notwithstanding anything to the contrary set forth herein, the aggregate amount of the Contingent Payment shall not exceed Twenty-Five Million Dollars ($25,000,000).”

Except as amended hereby, the Merger Agreement shall remain in full force and effect. Each reference in the Merger Agreement to “this Agreement”, “hereunder”, or “hereof” or words of like import still mean and be a reference to the Merger Agreement, as amended hereby.

This letter agreement may be executed in counterparts, each of which shall be considered an original instrument. Any signature page delivered via facsimile or electronic mail shall be binding to the same extent as an original signature page.

NAVIGANT CONSULTING, INC.

By:	/s/ Jeff Stoecklein
Name:	J. Stoecklein
Title:	V.P.

AGREED AND ACCEPTED

/s/ Michael Halberda
Michael Halberda
As Securityholder Representative